Exhibit 21
MDC PARTNERS INC.

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation/Formation
1208075 Ontario Limited	Ontario
2340432 Ontario Inc.	Ontario
6 Degrees Integrated Communications Corp.	Ontario
72 Consulting LLC	Delaware
72andSunny Midco LLC	Delaware
72andSunny NL B.V.	Netherlands
72andSunny Partners LLC	Delaware
72andSunny Partners LLC	New York
72andSunny Pte. Ltd.	Republic of Singapore
72andSunny Pty Ltd	New South Wales
7thfl LLC	Delaware
7thfl LP	Ontario
7thfl, LTD	United Kingdom
939GP Inc.	Ontario
Accumark Partners Inc.	Ontario
ACE Content LLC	Delaware
Albion Brand Communication Limited	United Kingdom
Allegory LLC	Delaware
Allison & Partners Holdings (Thailand) Limited	Bangkok
Allison & Partners LLC	Delaware
Allison & Partners Thailand Limited	Bangkok
Allison and Partners K.K.	Tokyo
Allison Kommunikation GmbH	Berlin
Allison Partners Limited	Wanchai
Allison PR (Beijing) Limited	Beijing
Allison+Partners Singapore Pte Ltd	Republic of Singapore
Allison+Partners UK Limited	England
Alveo LLC	Delaware
Anomaly (Shanghai) Advertising Co., Ltd.	Shanghai
Anomaly B.V.	Netherlands
Anomaly GmbH	Berlin
Anomaly Inc.	Ontario
Anomaly London LLP	United Kingdom
Anomaly Partners LA LLC	Delaware
Anomaly Partners LLC	Delaware
Anomaly UK Limited	United Kingdom
Antidote 360 LLC	Delaware
Apollo Program LLC	Delaware
Attention Partners LLC	Delaware
Boom Marketing Inc.	Ontario
Born AI LLC	Delaware
Bruce Mau Design (USA) LLC	Delaware
Bruce Mau Design Inc.	Ontario
Bruce Mau Holdings Ltd.	Ontario
Colle & McVoy LLC	Delaware
Com.motion Inc.	Ontario
Concentric Health Experience Limited	United Kingdom
Concentric Partners LLC	Delaware
CP+B - Crispin Porter & Bogusky Brasil Publicidade e Participacao Ltda.	Sao Paulo
Crispin Porter & Bogusky (Hong Kong) Limited	Hong Kong
Crispin Porter & Bogusky LLC	Delaware
Crispin Porter & Bogusky Ltd	United Kingdom
Crispin Porter + Bogusky Denmark ApS	Copenhagen
Doner Limited	United Kingdom
Doner Partners LLC	Delaware
Dotglu LLC	Delaware
Elixir Health Experience LLC	Delaware
Enplay Partners LLC	Delaware
Expecting Productions, LLC	California
Forsman & Bodenfors AB	Sweden
Forsman & Bodenfors Factory AB	Sweden
Forsman & Bodenfors Inhouse AB	Sweden
Forsman & Bodenfors Pte. Ltd.	Singapore
Forsman & Bodenfors Studios AB	Sweden
Gale Creative Agency Private Limited	Bangalore
Gale Partners Inc.	Ontario
Gale Partners LLC	Delaware
Gale Partners LP	Ontario
Happy Forsman & Bodenfors AB	Sweden
Hecho Studios LLC	Delaware
Hello Design, LLC	California
HL Group Partners Limited	United Kingdom
HL Group Partners LLC	Delaware
HPR Partners, LLC	Delaware
Hudson and Sunset Media, LLC	Delaware
Hunter PR Canada LP	Ontario
Hunter PR UK Limited	United Kingdom
Hunter Public Relations UK Limited	United Kingdom
Instrument A/V LLC	Oregon
Instrument Fun LLC	Oregon
Instrument Gemini LLC	Oregon
Instrument LLC	Delaware
Instrument Spirit LLC	Oregon
Instrument Wizard Wizard LLC	Oregon
KBP Holdings LLC	Delaware
KBS (Hong Kong) Limited	Unknown
KBS (Shanghai) Advertising Co., Ltd.	Shanghai
KBS+P Canada LP KBS+P Canada SEC	Ontario
KBS+P Ventures LLC	Delaware
Kenna Communications GP Inc.	Ontario
Kenna Communications LP	Ontario
Kingsdale Partners LP	Ontario
Kingsdale Shareholder Services US LLC	Delaware
Kirshenbaum Bond Senecal & Partners LLC	Delaware
KIS Investor Services Inc. (Barbados)	Barbados
Kollo AB	Sweden
Kwittken & Company Limited	United Kingdom
Kwittken LLC	Delaware
Kwittken LP	Ontario
Kwittken Ltd.	United Kingdom
Laird + Partners New York LLC	Delaware
Laurie, Foard & Wheeler Limited	Hong Kong
Laurie, Ford + Wheeler LLC	Delaware
Legend PR Partners LLC	Delaware
LifeMed Media, Inc.	Delaware
Longacre Square Communications LLC	Delaware
Luntz Global Partners LLC	Delaware
Main North LP	Ontario
Maxxcom (Barbados) Inc.	Barbados
Maxxcom (USA) Finance Company	Delaware
Maxxcom (USA) Holdings Inc.	Delaware
Maxxcom Global Media LLC	Delaware
Maxxcom Inc.	Delaware
MDC Acquisition Inc.	Delaware
MDC Canada GP Inc.	Canada
MDC Corporate (US) Inc.	Delaware
MDC Europe Ltd.	United Kingdom
MDC Gale43 GP Inc.	Ontario
MDC Innovation Partners LLC	Delaware
MDC Kingsdale GP Inc.	Ontario
MDC Partners Inc.	Canada
MDC Partners UK Holdings Limited	United Kingdom
Media Assembly LP	Ontario
Mono Advertising, LLC	Delaware
New Team LLC	Delaware
Northstar Management Holdco Inc.	Ontario
Northstar Research GP LLC	Delaware
Northstar Research Holdings Canada Inc.	Ontario
Northstar Research Holdings USA LP	Delaware
Northstar Research Partners (UK) Limited	United Kingdom
Northstar Research Partners (USA) LLC	Delaware
Northstar Research Partners Inc. (ON)	Ontario
Not No and Company, LLC	Delaware
OneChocolate Communications Limited	United Kingdom
OneChocolate Communications LLC	Delaware
Pictor Digital Creative Services LLC	Delaware
Plus Productions, LLC	Delaware
Pt. Northstar Business Consulting Partners	Republic of Indonesia
Redscout LLC	Delaware
Redscout Ltd.	United Kingdom
Relevent Partners LLC	Delaware
Sloane & Company LLC	Delaware
SML Partners Holdings LLC	Delaware
Source Marketing LLC	New York
Strategic Sourcing Solutions LLC	Delaware
Studio Pica Inc.	Canada
Sugar Daddy Development, LLC	Delaware
TargetCast LLC	Delaware
Targetcom LLC	Delaware
TC Acquisition Inc.	Delaware
TEAM LP	Ontario
The Arsenal LLC	Delaware
The Path Worldwide Limited	United Kingdom
Trade X Partners LLC	Delaware
Trailer Productions, LLC	California
Union Advertising Canada LP	Ontario
Unique Influence Partners LLC	Delaware
Varick Media Management LLC	Delaware
Veritas Communications Inc.	Delaware
Veritas Communications Inc.	Ontario
Vitro Partners LLC	Delaware
VitroRobertson LLC	Delaware
Walker Brook Capital LLC	Delaware
Y Media Labs LLC	Delaware
Y Media Labs Private Limited	India
Yamamoto Moss Mackenzie, Inc.	Delaware
Zig Management (USA) Inc.	Delaware
Zyman Group, LLC	Delaware